Exhibit A

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned, Jeanie Sell Latz, does hereby constitute and appoint Mark G. English, Jacquetta Hartman or Vickie Flores, her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned individual a Report on Form 4 or Form 5 and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 19th day of April 2005.

/s/Jeanie Sell Latz Signature Name Printed: Jeanie Sell Latz

STATE OF MISSOURI COUNTY OF JACKSON	) ) ss )

          On this 19th day of April 2005 before me the undersigned, a Notary Public, personally appeared Jeanie Sell Latz, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that she executed the same as her free act and deed.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/Jacquetta L. Hartman Notary Public Ray County, Missouri

My Commission Expires: April 8, 2008